EXHIBIT 23.2


The Board of Directors
Peoples First Corporation


     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.



                                   /s/ KPMG PEAT MARWICK LLP




St. Louis, Missouri
November 1, 1994